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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2002

SI International, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State of Other Jurisdiction of Incorporation)	000-50080 (Commission File Number)	52-2127278 (IRS Employer Identification Number)
8484 Westpark Drive Suite 630 McLean, Virginia (Address of Principal Executive Offices)	22102 (Zip Code)

Registrant's Telephone Number, including Area Code: (703) 762-0000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        On November 15, 2002, SI International, Inc. (the "Company"), contemporaneously with the closing of its initial public offering, terminated its existing credit facility and entered into a new $35 million secured revolving credit facility. A copy of the Company's new credit facility is attached to this current report on Form 8-K. Such credit facility is incorporated by reference into this Item 5 and the foregoing description of such credit facility is qualified in its entirety by reference to such exhibit.

        The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.'s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit Number	Exhibit
10.1	Credit Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ James E. Daniel, III James E. Daniel, III Vice President, Corporate Counsel and Secretary

Dated: November 18, 2002

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Credit Agreement

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SIGNATURES
INDEX TO EXHIBITS